UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2017

Old Line Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-50345	20-0154352
(State or other jurisdiction) of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place Bowie, Maryland	20716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 301-430-2500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑
Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Section 8-Other Events

Item 8.01 Other Events.

As previously announced, on February 1, 2017, Old Line Bancshares, Inc., a Maryland corporation (“Old Line”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with DCB Bancshares, Inc., a Maryland corporation (“DCBB”) and the parent company of Damascus Community Bank, pursuant to which DCBB will be merged with and into Old Line (the “Merger”). As previously disclosed, consummation of the Merger is subject to certain closing conditions, including the receipt of required regulatory and stockholder approvals. We previously reported that the required regulatory approvals have been received. We have now been informed by DCBB that at its annual meeting of stockholders held on June 28, 2017, its stockholders approved the Merger Agreement and the Merger. Accordingly, all required regulatory and stockholder approvals with respect to the Merger have now been received.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: June 29, 2017	By:	/s/ Elise M. Hubbard
Elise M. Hubbard
Senior Vice President and Chief Financial Officer